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4.16   AMENDED AND RESTATED CROSS-GUARANTY AGREEMENT BETWEEN "LENDERS" AND
       "OBLIGORS" DATED DECEMBER 21, 1998.







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                                 AMENDED AND RESTATED
                               CROSS-GUARANTY AGREEMENT
                                     (UNLIMITED)

  To:     Brown Brothers Harriman & Co. ("BBH")
          40 Water Street
          Boston, Massachusetts 02109

          and

          State Street Bank and Trust Co. ("State Street")
          225 Franklin Street
          Boston, Massachusetts 02110

          and

          Brown Brothers Harriman & Co. as Administrative Agent
          40 Water Street
          Boston, Massachusetts 02109

          1. GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. In consideration of BBH and State Street (hereinafter collectively referred to as the "Lenders" and sometimes individually as a "Lender") extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to any one or more of the undersigned (each a "Customer" with respect to such extensions of credit, facilities or accommodations), each undersigned hereby unconditionally guarantees to the Lenders (each undersigned being referred to as a "Guarantor" with respect to its guaranty obligations set forth herein) that (a) each Customer will duly and punctually pay or perform, at the place specified therefor or, if no place is specified, at the main office of Brown Brothers Harriman & Co. as Administrative Agent for the Lenders (the "Administrative Agent") at 40 Water Street, Boston, Massachusetts 02109, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of any Customer to the Lenders and Administrative Agent now or hereafter owing or incurred (including without limitation costs and expenses incurred by the Lenders and the Administrative Agent in attempting to collect or enforce any of the foregoing) which are chargeable to any Customer either by law or under the terms of the Lenders' or Administrative Agent's arrangements with such Customer, together with interest accrued in each case to the date of payment hereunder (collectively, the "Obligations" and individually, an "Obligation"); (b) if there is an agreement evidencing or executed and delivered in connection with any Obligation, each Customer will perform in all other respects strictly in accordance with the terms thereof; and (c) this Amended and Restated Cross-Guaranty Agreement (the "Guaranty") shall not be affected by any fraudulent, illegal, or improper act by any Customer, nor by the invalidation (by

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operation of law or otherwise) of all or any part of the Obligations of any
Customer to the Lenders. This Guaranty is an absolute, direct, unconditional and continuing guaranty of the full and punctual payment and performance by each Customer of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lenders or Administrative Agent first attempt to collect any of the Obligations from any Customer or resort to any security or any other means of obtaining payment of any of the Obligations which the Lenders or Administrative Agent now has or may acquire after the date hereof, or upon any other contingency whatsoever. Nothing shall discharge or satisfy the liability of each Guarantor hereunder except the full payment and performance of all of each Customer's debts and obligations to the Lenders and Administrative Agent with interest and costs of collection. Upon any default by any Customer in the full and punctual payment and performance of the Obligations, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Lenders, become forthwith due and payable to the Lenders without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor hereunder may be required by the Lenders on any number of occasions.

          2. GUARANTORS' FURTHER AGREEMENTS TO PAY. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent forthwith upon demand, in funds immediately available to the Administrative Agent, all costs and expenses (including court costs and legal expenses) incurred or expended by the Lenders or Administrative Agent in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the usual rate (the default rate, if applicable) charged by the Lenders to each of the undersigned respectively.

          3. UNLIMITED LIABILITY OF GUARANTORS. The liability of each Guarantor hereunder shall be unlimited and shall be joint and several.

          4. TERMINATION OF GUARANTY. Except as specifically provided otherwise, the obligations of each Guarantor under this Guaranty shall continue in full force and effect until all Obligations are fully paid and performed. This Guaranty may be terminated as to any Guarantor only by such Guarantor's giving the Lenders sixty (60) days' prior written notice by registered or certified mail. and thereupon this Guaranty shall terminate with respect to such Guarantor only at the expiration of said sixty (60) day period which shall then be the effective date of termination, and that such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect rights and obligations arising out of transactions having their inception prior to such date. The death, termination and dissolution of any Guarantor shall not effect the termination of this Guarantv as to any other Guarantor. The termination by any Guarantor of any other guaranty shall not affect the continuing liability hereunder of any Guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations guaranteed hereunder is rescinded or otherwise must be restored by the Lenders or Administrative Agent to any Customer


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or to the creditors of such Customer or any representative of such Customer or representative of the Customer's creditor's as a voidable preference or fraudulent conveyance upon the insolvency, bankruptcy or reorganization of any Customer, or to any Guarantor or to the creditors of any Guarantor or any representative of any Guarantor or representative of the creditors of any Guarantor upon the insolvency, bankruptcy or reorganization of any Guarantor, or otherwise, all as though such payments had not been made, and in such event this Guaranty shall survive as an obligation of each Guarantor, notwithstanding any return of the original of this Guaranty to any Guarantor or Customer or any other apparent termination of any Guarantor's obligations hereunder.

          5. SECURITY; SETOFF. Each Guarantor grants to the Lenders, as security for the full and punctual payment and performance of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Lenders or any of their lending affiliates or any Lender acting as a participant under any loan agreement between any Customer and Lenders, and in all deposits and other sums credited by or due from the Lenders or any of their lending affiliates or any Lender acting as a participant under any loan agreement between any Customer and Lenders, to such Guarantor or subject to withdrawal by such Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, each Lender may at any time and without notice to such Guarantor set off the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.

          6. LENDERS' AND ADMINISTRATIVE AGENT'S FREEDOM TO DEAL WITH CUSTOMERS AND OTHER PARTIES. The Lenders and Administrative Agent shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with each Customer and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Lenders and Administrative Agent in their sole discretion deem fit, and to this end each Guarantor gives to the Lenders and Administrative Agent full authority in their sole discretion to do any or all of the following things:
(a) extend credit, make loans and afford other financial accommodations to any Customer at such times, in such amounts and on such terms as the Lenders may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Lenders of any customer or of any such other party, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lenders now have or acquire after the date hereof, (e) accept partial payments from any Customer or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with any Customer or any such other party.

          7. UNENFORCEABILITY OF OBLIGATIONS AGAINST CUSTOMERS; INVALIDITY OF SECURITY OR


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OTHER GUARANTIES. If for any reason a Customer has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations are not recoverable from any Customer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each other Guarantor to the same extent as if such Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

          8. WAIVERS BY GUARANTORS. Each Guarantor waives: notice of acceptance thereof, presentment and protest of any instrument, and notice thereof; notice of default; notice of any action taken or omitted by any Lender or the Administrative Agent in reliance hereon, and any requirement that the Lenders or Administrative Agent be diligent or prompt in making demands hereunder, giving notice of any default by any Customer or asserting any other right of the Lenders or Administrative Agent hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of such Guarantor's obligations hereunder by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

          9. NO CONTEST WITH LENDERS OR ADMINISTRATIVE AGENT. No Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Lenders or Administrative Agent) or by any means or on any other ground, claim any setoff or counterclaim against any Customer in respect of any liability of such Guarantor to such Customer or, in proceedings under the Bankruptcy Act or insolvency proceedings of any nature, prove in competition with any Lender or the Administrative Agent in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of any Customer or the benefit of any other security for any Obligation which, now or hereafter, any Lender or the Administrative Agent may hold or in which it may have any share.

          10. BANKRUPTCY. If any Customer or Guarantor or any other guarantor should at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of any Customer or Guarantor, or any other guarantor, any and all obligations of each Guarantor shall, at Lenders' option, forthwith become due and payable without notice.

          11. LENDERS' RECORDS. The Lenders' and Administrative Agent's books and records showing the account between the Lenders and any Customer shall be admissible in any action or proceeding, shall by binding upon each Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

          12.  DEMANDS AND NOTICES.     Any demand on or notice to any Guarantor
          shall be in writing and shall be effective when handed to such Guarantor or left at or mailed or sent by


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          facsimile to such Guarantor's usual or last known address.

          13. AMENDMENTS, WAIVERS, ETC. Except as otherwise provided in paragraph 4 of this Guaranty, no provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Lenders and the Guarantor to be affected by the same, expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of a Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

          14. MISCELLANEOUS PROVISIONS. Rights and remedies available to the Lenders and the Administrative Agent under this Guaranty are cumulative, and not exclusive of any rights and remedies otherwise available to the Lenders and Administrative Agent. The Lenders' or the Administrative Agent's delay or omission by the Lenders or Administrative Agent in exercising any of its rights and remedies shall not constitute a waiver of these rights and remedies, nor shall a Lender's or the Administrative Agent's waiver of any right or remedy operate as a waiver of any other right or remedy available to such Lender or the Administrative Agent. A Lender's or the Administrative Agent's waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall it be considered to be a continuing waiver. This Guaranty incorporates all discussions and negotiations between Lenders and Administrative Agent and each Guarantor concerning the guaranty and indemnification provided by the undersigned hereby, and no such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof, and no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed, sealed, and acknowledged by a duly authorized officer of each Lender. This Guaranty and all documents which have been or may be hereinafter furnished by each Guarantor to Lenders may be reproduced by Lenders by any photographic, photostatic, microfilm, xerographic, or similar process, and that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

          This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the Commonwealth of Massachusetts, shall be binding upon the heirs, executors, administrators, successors and assigns of each Guarantor and shall inure to the benefit of Lenders' and Administrative Agent's successors and assigns.

          If any provision of this Guaranty is found to be invalid, illegal or unenforceable, the validity of the remainder of the Guaranty shall not be affected.

          JURY WAIVER. EACH GUARANTOR, LENDER AND ADMINISTRATIVE


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AGENT HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR
PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS, IN ALL MATTERS CONTEMPLATED HEREBY, AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

          This Guaranty amends and restates in its entirety that Amended and Restated Cross Guaranty Agreement made by the undersigned in favor of BBH dated as of September 29, 1998.


                              [INTENTIONALLY LEFT BLANK)


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          IN WITNESS WHEREOF, the undersigned have executed this Guaranty or have caused this Guaranty to be executed on their behalf by an officer or other person thereunto duly authorized under seal as of the 21st day of December, 1998.


                                        SeraCare, Inc.

Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO

                                        Avre Incorporated

Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO

                                        Binary Associates, Inc.

Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO

                                        SeraCare Acquisitions, Inc.

Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO

                                        BHM Labs, Inc.

Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO


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                                        SeraCare Technology, Inc.
Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO

                                        The Western States Group, Inc.

Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO

                                        American Plasma, Inc.

Jerry L Burdick                         By:  /s/ Barry D. Plost
-----------------------------              --------------------------------
                                           Barry D. Plost, Chairman and CEO


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